Exhibit 10.17

AMENDMENT

TO THE FIRST FARMERS AND MERCHANTS NATIONAL BANK
GROUP TERM CARVE-OUT PLAN DATED JULY 23, 2002

THIS AMENDMENT, made and entered into this            day of                           , 2008, by First Farmers and Merchants Bank, successor in interest to First Farmers and Merchants National Bank, a bank organized and existing under the laws of the State of Tennessee (hereinafter referred to as the “Bank”), shall effectively amend the First Farmers and Merchants National Bank Group Term Carve-Out Plan dated July 23, 2002 (hereinafter referred to as the “Agreement”) as specifically set forth herein.  Pursuant to Article 12 of the Agreement, the Bank and the Participant hereby adopt the following amendment:

1.)                                   Section 4.2.1, “Death Prior to Termination of Employment,” shall be deleted in its entirety and replaced with the following Section 4.2.1:

4.2.1        Death Prior to Termination of Employment.  If the Participant dies while employed by the Bank, the Participant’s beneficiary shall be entitled to a benefit equal to the lesser of two and one-half (2 ½) times (one times for Mr. Waymon L. Hickman) the deceased Participant’s Base Annual Salary at the effective date of the Plan (the amount of which is specified in Exhibit A) and the net-at-risk insurance portion of the proceeds.  The net-at-risk insurance portion is the total proceeds minus the cash surrender value of the policy.

2.)                                   Section 4.2.2, “Death After Termination of Employment,” shall be deleted in its entirety and replaced with the following Section 4.2.2:

4.2.2        Death After Termination of Employment.       If, pursuant to Article 5, a terminated Participant has a Vested Insurance Benefit at the date of death, the Participant’s beneficiary shall be entitled to a benefit equal to the lesser of two and one-half (2 ½) times (one times for Mr. Waymon L. Hickman) the Participant’s Base Annual Salary (as specified in Exhibit A) and the net-at-risk insurance portion of the proceeds.  The net-at-risk insurance portion is the total proceeds minus the cash surrender value of the policy.

This Amendment shall be effective the 1st day of December, 2007.  To the extent that any term, provision, or paragraph of the Agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said Agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

FIRST FARMERS AND MERCHANTS BANK
Columbia, Tennessee

By:
(Bank Officer other than Insured)

Title:

PARTICIPANT